UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2018

GAMING AND LEISURE PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

PENNSYLVANIA	001-36124	46-2116489
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(IRS Employer Identification Number)

845 Berkshire Blvd., Suite 200

Wyomissing, PA 19610

(Address of principal executive offices)

610-401-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

As previously reported, on December 17, 2017 Gaming and Leisure Properties, Inc. (together with its subsidiaries, the “Company”) entered into a series of agreements with Penn National Gaming, Inc. (“Penn”), Pinnacle Entertainment, Inc. (“Pinnacle”) and certain of their respective subsidiaries in connection with the proposed acquisition of Pinnacle by Penn, which was consummated on October 15, 2018. Pursuant to such agreements and contemporaneously with the closing of the merger, on October 15, 2018 a subsidiary of the Company acquired the real property assets of Plainridge Park Casino, located in Plainville, MA, from Penn for $250.0 million, exclusive of transaction fees and taxes. The facility was simultaneously added to the existing master lease between the Company and Pinnacle, with additional annual rent of approximately $25.0 million, which will not be subject to any escalators or revenue reset adjustments. In addition, the Pinnacle master lease was amended to include an additional $13.9 million of annual fixed rent, which will not be subject to adjustment and will be excluded from the calculation of the escalator in the master lease.

In connection with the closing of the Penn/Pinnacle merger, the Company further amended its master lease with Pinnacle to allow for the sale by Pinnacle of the operating assets at Ameristar Casino Hotel Kansas City, Ameristar Casino Resort Spa St. Charles and Belterra Casino Resort to Boyd Gaming Corporation (“Boyd”), which sale transactions were completed on October 15, 2018. Contemporaneously therewith, the Company entered into a new master lease agreement with Boyd on terms similar to the Company’s existing master leases. In addition, the Company made a mortgage loan to Boyd in the amount of $57.7 million secured by the real property assets of Belterra Park Gaming & Entertainment Center, which was simultaneously acquired by Boyd from Pinnacle in connection with the Penn/Pinnacle merger.

Rent under the new Boyd master lease is initially set at approximately $97.2 million annually and initial annual interest payments on the Belterra Park loan are expected to equate to approximately $6.4 million, subject to adjustment based on the operating performance of the facility.

The foregoing description of the amended Pinnacle master lease and new Boyd master lease is qualified in its entirety by the full text of such agreements, which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On October 15, 2018, the Company issued a press release announcing closing of the transactions described above in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information contained in this Item 7.01 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act or into any filing or other document pursuant to the Securities Exchange Act of 1934, as amended, except as otherwise expressly stated in any such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Fourth Amendment to Master Lease, dated October 15, 2018, by and between Gold Merger Sub, LLC and Pinnacle MLS, LLC

10.2	Master Lease Agreement, dated October 15, 2018, by and between Gold Merger Sub, LLC and Boyd TCIV, LLC

99.1	Press release dated October 15, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 15, 2018	GAMING AND LEISURE PROPERTIES, INC.

	By:	/s/ Steven T. Snyder
	Name:	Steven T. Snyder
	Title:	Interim Chief Financial Officer